Original Electronically Transmitted to the Securities and Exchange Commission on July 3, 2000

                                      Registration No. 333-76171
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                            TO REGISTRATION STATEMENT
                                   ON FORM S-4
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ------------

                            BELL ATLANTIC CORPORATION

                          D/B/A VERIZON COMMUNICATIONS

               (Exact name of issuer as specified in its charter)

             Delaware                            23-2259884
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                           1095 Avenue of the Americas
                               New York, NY 10036
                                 (212) 395-2121
                    (Address of principal executive offices)

                              THE GTE SAVINGS PLAN
                           THE GTE HOURLY SAVINGS PLAN
                  GTE CORPORATION 1997 LONG-TERM INCENTIVE PLAN

                            (Full title of the plan)

                               WILLIAM F. HEITMANN
                            Vice President-Treasurer
                             Verizon Communications
                           1095 Avenue of the Americas
                               New York, NY 10036
                     (Name and address of agent for service)

                                 (212) 395-2121
          (Telephone number, including area code, of agent for service)

                                  ------------
                                    COPY TO:
                              MARIANNE DROST, ESQ.
      Senior Vice President, Deputy General Counsel and Corporate Secretary
                             Verizon Communications
                           1095 Avenue of the Americas
                               New York, NY 10036
                                 (212) 395-2121
                                  ------------


o     See Explanatory Note following this cover page
--------------------------------------------------------------------------------

                                Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 relates to shares of the Registrant's Common Stock, originally registered on the Registration Statement on Form S-4 (No. 333-76171) to which this is an amendment, that were not issued in the Merger described in the Form S-4 and that are issuable with respect to the GTE stock plans referred to on the cover page that were assumed by the Registrant upon the effectiveness of the Merger. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating thereto. This Post-Effective Amendment also amends the Registration Statement to cover an indeterminate amount of interests to be offered or sold pursuant to The GTE Savings Plan and The GTE Hourly Savings Plan (the "Plans"). Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Plans. In addition, the Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, as filed by the Registrant with the Securities and Exchange Commission (File No. 1-8606), are incorporated by reference in this Registration Statement and made a part hereof:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000.

      (b) The Registrant's Current Reports on Form 8-K, dated January 24, 2000, February 15, 2000, March 1, 2000, April 3, 2000 (filed April 5, 2000),
      April 3, 2000 (filed April 17, 2000), April 25, 2000 and June 30, 2000 and Form 8-K/A, dated April 3, 2000 (filed May 11, 2000).

      (c) The description of the Registrant's Common Stock contained in the registration statement on Form 10 filed under Section 12 of the Securities Exchange Act, and any amendments or reports filed for the purpose of updating that description.


      In addition, the Annual Reports on Form 11-K for the fiscal year ended December 31, 1999, as filed by each of the Plans with the Securities and Exchange Commission (File No. 1-2755), are incorporated by reference in this Registration Statement and made a part hereof.

      All reports and other documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Copies of the above documents (excluding exhibits) may be obtained without charge upon written request directed to Investor Relations, Bell Atlantic Corporation, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036.

EXPERTS

      The consolidated balance sheets as of December 31, 1999 and 1998 and the consolidated statements of income, changes in shareowners' investment and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference, have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of said firm as experts in accounting and auditing.

      The financial statements included in the Annual Report on Form 11-K for the year ended December 31, 1999 of each of the Plans, which are incorporated by reference is this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article 7 of the Bell Atlantic Corporation ("Bell Atlantic") Restated Certificate of Incorporation makes mandatory the indemnification expressly authorized under the DGCL, except that the Restated Certificate of Incorporation only provides for indemnification in derivative actions, suits or proceedings by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

      Pursuant to Section 7.8 of the Amended and Restated Agreement and Plan of Merger (the "NYNEX Merger Agreement"), dated as of April 21, 1996 by and between NYNEX Corporation ("NYNEX") and Bell Atlantic, Bell Atlantic has agreed for a period of six years following the Effective Time (as defined in the NYNEX Merger Agreement) to (a) cause NYNEX to maintain in effect the provisions regarding indemnification of officers and directors contained in the NYNEX Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of NYNEX and its subsidiaries, (b) maintain in effect and cause NYNEX to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause NYNEX to indemnify, the directors and officers of Bell Atlantic and NYNEX respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic has agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of NYNEX under its indemnification arrangements.

      Pursuant to Section 7.8 of the Agreement and Plan of Merger (the "GTE Merger Agreement"), dated as of July 27, 1998, between Bell Atlantic and GTE Corporation ("GTE"), Bell Atlantic has agreed for a period of six years following the Effective Time (as defined in the GTE Merger Agreement) to (a) cause GTE to maintain in effect the provisions regarding indemnification of officers and directors contained in the GTE Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of GTE and its subsidiaries, (b) maintain in effect and cause GTE to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause GTE to indemnify, the directors and officers of Bell Atlantic and GTE respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic has agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of GTE under its indemnification arrangements.



ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      The following is a list of exhibits filed as part of this Registration Statement.



Exhibit
Number                              EXHIBIT (1)


23 (a)            Consent of PricewaterhouseCoopers LLP.
23 (b)            Consent of Arthur Andersen LLP.
24                Powers of Attorney


ITEM 9. UNDERTAKINGS.

      Not applicable.

----------
(1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and an Internal Revenue Service ("IRS") determination letter that the Plans are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plans and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plans.



                                      II-2
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                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on June 30, 2000.



                                       BELL ATLANTIC CORPORATION



                                 By:    /s/ Frederic V. Salerno
                                       -------------------------
                                       Frederic V. Salerno
                                       Vice Chairman and Chief Financial Officer


      THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the GTE Service Corporation Employee Benefits Committee has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 30, 2000.



                                       THE GTE SAVINGS PLAN
                                       THE GTE HOURLY SAVINGS PLAN


                                       BY: GTE SERVICE CORPORATION
                                           EMPLOYEE BENEFITS COMMITTEE


                                       By:  /s/ Ezra D. Singer
                                            ---------------------------
                                            Ezra D. Singer
                                            Chairman (Acting)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



      SIGNATURE                                 TITLE              DATE
      ---------                                 -----              ----


                         *                   Director              June 30, 2000
---------------------------------------
James R. Barker


                          *                  Director              June 30, 2000
---------------------------------------
Edward H. Budd


                          *                  Director              June 30, 2000
---------------------------------------
Richard L. Carrion


                           *                 Director              June 30, 2000
---------------------------------------
Robert F. Daniell


                           *                 Director              June 30, 2000
---------------------------------------
Helene L. Kaplan


                           *                 Director, Chairman    June 30, 2000
---------------------------------------      and Co-Chief Executive Officer
Charles R. Lee                               (principal executive officer)


                          *                  Director              June 30, 2000
---------------------------------------
Sandra O. Moose


                           *                 Director              June 30, 2000
---------------------------------------
Joseph Neubauer


                           *                 Director              June 30, 2000
---------------------------------------
Thomas H. O'Brien


                            *                Director              June 30, 2000
---------------------------------------
Russell E. Palmer


                          *                  Director              June 30, 2000
---------------------------------------
Hugh B. Price


                      *                      Vice Chairman and     June 30, 2000
---------------------------------------      Chief Financial Officer
Frederic V. Salerno                          (principal financial officer)


                            *                Director, President   June 30, 2000
---------------------------------------      and Co-Chief Executive Officer
Ivan G. Seidenberg                           (principal executive officer)



                            *                Director              June 30, 2000
---------------------------------------
Walter V. Shipley


                             *               Director              June 30, 2000
---------------------------------------
John W. Snow

                             *               Director              June 30, 2000
---------------------------------------
John R. Stafford


                              *              Director              June 30, 2000
---------------------------------------
Robert D. Storey


                        *                    Vice President-       June 30, 2000
---------------------------------------      Controller
Lawrence R. Whitman                          (principal accounting officer)





*By:   /s/ Frederic V. Salerno
      ---------------------------------------
      Frederic V. Salerno
      (On his own behalf and as
       Attorney-in-fact)

                                  EXHIBIT INDEX


23 (a)            Consent of PricewaterhouseCoopers LLP.
23 (b)            Consent of Arthur Andersen LLP.
24                Powers of Attorney